UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2005

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Effective April 15, 2005, Harvest Natural Resources, Inc. (the "Company") and Wells Fargo Bank, N.A., as Rights Agent (the "Rights Agent") entered into a Second Amended and Restated Rights Agreement (the "Agreement").

Wells Fargo Shareowner Services is the Company’s transfer agent.

Under the Agreement, the Company appoints the Rights Agent to act as agent for the Company and the holders of the Rights (described under Item 3.03 below) in accordance with the terms and conditions thereof, and the Rights Agent agrees to accept such appointment. Under the Agreement, the Rights Agent countersigns Rights Certificates (described under Item 3.03 below) and acts as registration and transfer agent with respect to such certificates under the terms and conditions set forth in the Agreement. The Company agrees to compensate the Rights Agent for its services rendered under the Agreement and further agrees to indemnify the Rights Agent under certain circumstances.

A copy of the Agreement will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ended March 31, 2005.

Item 3.03. Material Modifications to Rights of Security Holders.

On April 28, 1995, the Board of Directors of the Company declared a dividend distribution of one preferred share purchase right (the "Right") for each outstanding share of common stock, $.01 par value, of the Company (the "Common Shares") to shareholders of record as of the close of business on May 19, 1995 (the "Record Date"). The Board of Directors of the Company further declared that one Right be distributed with each Common Share issued after the Record Date but prior to the Distribution Date (as defined below) or the earlier expiration, exchange, redemption or termination of the Rights. On September 16, 2003, the Board of Directors of the Company approved an amendment and restatement of the rights agreement governing the Rights. Effective March 31, 2005, the Board of Directors of the Company approved a second amendment and restatement of the rights agreement governing the Rights (the "Second Amended and Restated Rights Agreement"). The Second Amended and Restated Rights Agreement extends the term of the original Rights Agreement to April 28, 2015. Under the Second Amended and Restated Rights Agreement, and except as set forth below, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Preferred Stock, $.01 par value, of the Company (the "Preferred Shares") at a price of $60 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Agreement with the Rights Agent.

Initially, the Rights will be attached to the Common Shares then outstanding, and no separate certificates evidencing the rights ("Rights Certificates") will be issued. The Rights will separate from the Common Shares, Rights Certificates will be issued and the Rights will become exercisable upon the earlier to occur of (i) 10 days following the first date (the "Shares Acquisition Date") of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares of the Company or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer for Common Shares of the Company the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 15 % or more of such outstanding Common Shares (the earlier of such dates being referred to as the "Distribution Date"). However, a person or group of affiliated or associated persons who acquires the beneficial ownership of 15 % or more of the Common Shares then outstanding either (i) by reason of share purchases by the Company reducing the number of Common Shares outstanding (provided such person or group does not acquire additional Common Shares), or (ii) inadvertently, if such person or group notifies the Board of Directors of such inadvertent purchase within five business days and within two business days after such notice divests itself of enough Common Shares so as to no longer have the beneficial ownership of 15% of the outstanding Common Shares, will not be an Acquiring Person.

Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Share certificates outstanding on or after the Record Date, by such Common Share certificates with a copy of this Summary of Rights attached thereto. The Second Amended and Restated Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption, exchange, expiration or termination of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Second Amended and Restated Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange, expiration or termination of the Rights), the surrender for transfer of any certificates for Common Shares outstanding on or after the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on April 28, 2015, unless earlier redeemed, exchanged or terminated as provided below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for Preferred Shares, certain convertible securities or securities having the same or more favorable rights, privileges and preferences to the Preferred Shares at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

In the event that a Person becomes an Acquiring Person (other than pursuant to a tender offer or exchange offer for all outstanding Common Shares at a price and on terms determined by at least a majority of the members of the Company’s Board of Directors who are not officers of the Company and are not Acquiring Persons or affiliates or associates thereof to be both adequate and otherwise in the best interests of the Company and its shareholders (a "Permitted Offer"), then proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person or affiliates or associates thereof) will thereafter have the right to receive, upon exercise, that number of Common Shares of the Company having a market value of two times the exercise price of the Right. In the event that the Company does not have a sufficient number of Common Shares available, the Company may, among other things, instead substitute cash, assets or other securities for the Common Shares into which the Rights would have otherwise been exercisable.

In the event that, after the Shares Acquisition Date, the Company consolidates or merges with another entity (whether or not the Company is the surviving corporation) or the Company sells or otherwise transfers 50% or more of its consolidated assets or earnings power, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person or affiliates or associates thereof) will thereafter have the right to receive, upon exercise, that number of Common Shares of either the Company, in the event that the Company is the surviving corporation of a merger or consolidation, or of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred), which at the time of such transaction would have a market value of two times the exercise price of the Right (unless the transaction satisfies certain conditions, and is consummated with a person pursuant to a Permitted Offer, in which case the Rights will terminate).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

At any time prior to the earliest to occur of: (i) the tenth day following the Shares Acquisition Date or (ii) the Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Subject to applicable law, the Board of Directors, at its option, may, at any time after a person or group becomes an Acquiring Person but prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, exchange all or part of the then outstanding Rights (other than Rights beneficially owned by an Acquiring Person or affiliates or associates thereof) for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustment.

The Preferred Shares purchasable upon exercise of the Rights will not be redeemable and will be, in ranking as to dividend and liquidation preferences, senior to the Common Shares, but junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such preferred stock). Each Preferred Share will have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each Common Share but in no event less than $10.00. In the event of liquidation, the holders of Preferred Shares will be entitled to a preferred liquidation payment equal to the greater of $100.00 or 100 times the payment made per each Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount and type of consideration received per Common Share. The rights of the Preferred Shares as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. Fractional Preferred Shares will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares (other than fractions that are multiples of one one-hundredth of a share), an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights at any time to cure any ambiguity or to correct or supplement any defective or inconsistent provisions and may, prior to the Distribution Date, be amended to change or supplement any other provision in any manner that the Company may deem necessary or desirable. After the Distribution Date, the terms of the Rights may be amended (other than to cure ambiguities or to correct or supplement defective or inconsistent provisions) only so long as the amendment does not adversely affect the interests of the holders of the Rights (other than the Acquiring Person).

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company because the Board of Directors may, at its option, at any time prior to ten days after the Shares Acquisition Date, redeem all but not less than all the then outstanding Rights at the Redemption Price.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

April 15, 2005	By:	Kerry R. Brittain

Name: Kerry R. Brittain
Title: Senior Vice President, General Counsel and Corporate Secretary